CERTIFICATE OF THE DESIGNATIONS, POWERS,
                             PREFERENCES AND RIGHTS
                                     OF THE
                SERIES A REDEEMABLE PARTICIPATING PREFERRED STOCK
                           ($.01 par value per share)

                                       of
                             EVERLAST WORLDWIDE INC.
                        (f/k/a Active Apparel Group, Inc.)
                             a Delaware Corporation

                                   ----------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                                   ----------

            EVERLAST WORLDWIDE INC. (f/k/a Active Apparel Group, Inc.), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

            DOES HEREBY CERTIFY:

            FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 1,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 45,000 shares, $.01 par value per share, to be designated "Series A Preferred Stock," and to that end the Board adopted a resolution providing for the designations, powers, preferences and rights, and the qualifications, limitations and restrictions of, the Series A Redeemable Participating Preferred Stock, which resolution is as follows:

                        RESOLVED,  that  the  Certificate  of the  Designations,
            Powers, Preferences and Rights of the Series A Convertible Preferred Stock ("Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

            1.   Dividends.
                 ----------

                        Commencing  on the  date of  issuance  of the  Series  A
            Preferred Stock, dividends shall accrue to the holders of the Series A Preferred Stock as provided in this Section 1. The aggregate dividends for any fiscal year to be divided pro rata among all holders of outstanding Series A Preferred Stock as of the start of such fiscal year (or as of the date of issuance for the fiscal year ending December 31, 2000) (the "Dividend Period") shall be the product of
            (i) two-thirds (2/3) multiplied by (ii) the Net After Tax Profits (as defined in Section 10 hereof) multiplied by (iii) the Outstanding Redeemable Percentage (as defined in Section 10 hereof) (the "Preferred Dividends"). The dividends payable for a fiscal year shall be due on March 15 of the succeeding fiscal year, or such later date that the Corporation's audited financial statements have been completed and the Corporation shall have received a signed opinion from its independent auditors in respect of such financial statements, but in no event shall the payment be made later than March 31 of the succeeding fiscal year to the extent the Corporation has funds legally available; provided, however, that the dividend payments payable for the fiscal year ending December 31, 2000 shall be due on March 15, 2002, or such later date that the Corporation's audited financial statements for fiscal year ending December 31, 2001 have been completed and the Corporation has received a signed opinion from its independent auditors, but in no event shall the payment be made later than March 31, 2002 to the extent the Corporation has funds legally available. If the Corporation fails to pay the dividends to any holder of Series A Preferred Stock, the Corporation shall be subject to the provisions of Section 4(b) hereof.

                        Preferred  Dividends  on shares  of  Series A  Preferred
            Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends), so that if at any time the Preferred Dividends upon the Series A Preferred Stock to the end of the last completed Dividend Period shall not have been paid and a sum sufficient for the payment thereof set apart, the amount of the deficiency in such Preferred Dividends shall be fully paid (but without interest), or Preferred Dividends in such amounts shall have been declared on the shares of the Series A Preferred Stock and a sum sufficient for the payment thereof shall have been set apart for such payment, before any dividend shall be declared or paid or any other distribution ordered or made upon any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock (other than a dividend payable in such junior stock) and before any sum or sums shall be set aside for or applied to the purchase or redemption of any shares of any class of stock ranking as to dividends or upon liquidation junior to the Series A Preferred Stock (with respect to rights to dividends and on liquidation, the Series A Preferred Stock shall rank prior to the Common Stock (as hereinafter defined)), the Preferred Dividends must be paid. All Preferred Dividends declared upon the Series A Preferred Stock shall be declared pro rata per share. Holders of shares of Series A Preferred Stock shall not be entitled to any Preferred Dividends, whether payable in cash, property or stock, in excess of the Preferred Dividends at the rate set forth above. All payments due under this Section 1 to any holder of shares of Series A Preferred Stock shall be made to the nearest cent.

            2.  Redemptions.
                ------------

                        (a) Mandatory Redemption. (i) So long as any Series A Preferred Stock remains outstanding, the Corporation shall be required to redeem $5,000,000 aggregate Redemption

            Value of Series A Preferred Stock (5,000 shares) on December 31, 2001 and every December 31st thereafter (the "Mandatory Redemption Date") until all shares of Series A Preferred Stock have been redeemed. For each share of Series A Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated on each Mandatory Redemption Date to deliver to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such shares of Series A Preferred Stock) a check for the Redemption Value.

                        (ii) If the funds of the Corporation  legally  available
            for redemption of shares of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date pursuant to Section 2(a)(i), the Corporation shall be subject to the provisions of Section 4(a) hereof. The Corporation shall use all funds that are legally available for such redemption to redeem the greatest number of share of Series A Preferred Stock possible, pro rata among the holders of outstanding shares of Series A Preferred Stock. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds shall be used to redeem the balance of the shares of Series A Preferred Stock as aforesaid which the Corporation had become obligated to redeem on any Mandatory Redemption Date but which it has not redeemed.

                        (b) Optional  Redemptions.  The Corporation  may, at the
            end of any quarter, redeem all of the shares of Series A Preferred Stock then outstanding. The Corporation may also redeem a portion of the shares of Series A Preferred Stock then outstanding at the end of each fiscal year. Upon any such optional redemption, the Corporation shall pay a price per share equal to 105% of the Redemption Value; provided, in the event of a partial redemption, the Corporation shall only pay 105% of the Redemption Value of the shares so redeemed that year once the Company has redeemed shares having an aggregate Redemption Value of $5,000,000.

                        (c) Redemption  Upon a Change of Control.  Upon a Change
            of Control within three (3) years of the date hereof (as hereinafter defined), the Corporation shall be required to redeem all shares of Series A Preferred Stock that are outstanding on that date of the Change of Control. For purposes of this Section 2(c), a Change of Control shall mean the acquisition by a person (other than Ben Nadorf or George Horowitz) of greater than 50% of the fully diluted shares (inclusive of options, warrants and other similar rights) of common stock, par value $.002 per share, of the Corporation, or the sale by the Corporation of all or substantially all of its assets.

                        (d) Notice of  Redemption.  The  Corporation  shall mail
            written notice of any proposed optional redemption of any Series A Preferred Stock to each record holder thereof not more than 30 nor less than ten days prior to the date on which such redemption is intended to be made.

                        (e) Replacement  Certificates for Unredeemed  Shares. If
            fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder within three business days of the applicable Mandatory Redemption Date.

                        (f) Determination of the Number of Each Holder's Shares to be Redeemed. The number of shares of Series A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the aggregate number of the shares of Series A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the aggregate number of such shares of Series A Preferred Stock held by such holder and the denominator of which shall be the aggregate number of the shares of Series A Preferred Stock outstanding as of January 1 of the year of such redemption.

                        (g) Redeemed or Otherwise Acquired Shares. Any shares of
            Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation shall be canceled and retired and shall not be reissued, sold or transferred. Immediately following such redemption or acquisition, the rights of the holders of Series A Preferred Stock in respect of the shares redeemed provided for in this Certificate of Designation shall cease.

            3.  Priority Over Dividends and Redemptions.
                ---------------------------------------

                        So  long  as  any  Series  A  Preferred   Stock  remains
            outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities other than dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock; provided, however, that the Corporation shall be allowed to repurchase Junior Securities held by employees (other than executive officers) upon the employees' termination.

            4.  Failure to Redeem.
                -----------------

                        If  the   Corporation   fails  to  make  any   mandatory
            redemption payment within 30 days after a Mandatory Redemption Date, the Corporation shall deliver an assignment (the "Assignment") of all licenses and trademarks listed on Schedule 2.10 of the Merger Agreement (the "Everlast Licenses and Trademarks") to the former shareholders of Everlast who were parties to the Merger Agreement as Shareholders (as defined therein). Such Assignment shall become effective 60 days following its delivery, and the holders of Series A Preferred Stock shall receive voting rights as provided in Section 6(c) hereof, unless the Corporation pays such outstanding mandatory redemption payment prior to such date (in which case, the Assignment shall be canceled and have no legal effect). If the Assignment becomes effective, the Corporation shall become a licensee of Everlast subject to the same terms and conditions set forth in two Licensee Agreements dated July 1992 and January 1, 1999 between Everlast and the Corporation (the "Everlast License Agreements"). The terms of the Everlast License Agreements shall be deemed to have continuously run and been automatically renewed from the date the Corporation acquired the Everlast Licenses and Trademarks from Everlast through the date the Assignment becomes effective.

                        The Corporation  shall not be relieved of its obligation
            to redeem the Series A Preferred Stock if the Assignment becomes effective; provided, however, that the royalties earned in each fiscal year by the former shareholders of Everlast from the Everlast License Agreements shall reduce, on a dollar-for-dollar basis, any mandatory redemption and dividend payments for such fiscal year. The former shareholders of Everlast shall use their best efforts to exploit the use and generate the most revenues from the Everlast Licenses and Trademarks after the Assignment becomes effective. The Corporation shall not be allowed to pay any accrued and unpaid dividends or redeem any Junior Securities until it pays all outstanding mandatory redemption payments.

            5.  Rights on Liquidation, Merger, Sale, Etc.
                -----------------------------------------

                        In  the   event   of  any   voluntary   or   involuntary
            liquidation, dissolution or winding up of the Corporation (each, a "Liquidation"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                        (a) Each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Redemption Value of all shares of Series A Preferred Stock held by such holder (plus all accrued and unpaid dividends thereon), and the holders of
                                    Series  A  Preferred   Stock  shall  not  be
                                    entitled  to any further  payment.  Not less
                                    than ten (10) days prior to the payment date
                                    stated therein,  the Corporation  shall mail
                                    written  notice of any such  Liquidation  to
                                    each  record  holder of  Series A  Preferred
                                    Stock,  setting forth in  reasonable  detail
                                    the  amount  of  proceeds  to be  paid  with
                                    respect to each share of Series A  Preferred
                                    Stock in connection  with such  Liquidation.
                                    Neither the  consolidation  or merger of the
                                    Corporation into or with any other entity or
                                    entities  (whether or not the Corporation is
                                    the  surviving  entity),  nor  the  sale  or
                                    transfer  by the  Corporation  of all or any
                                    part of its assets, nor the reduction of the
                                    capital  stock  of the  Corporation  nor any
                                    other    form   of    recapitalization    or
                                    reorganization   affecting  the  Corporation
                                    shall be deemed to be a  Liquidation  of the
                                    Corporation   within  the  meaning  of  this
                                    Section 5.

                        (b) After distribution of the amounts set forth in Section 5(a) hereof, the remaining assets of the Corporation available for distribution, if any, to the stockholders  of the  Corporation  shall  be
                                    distributed   to  the   holders   of  Junior
                                    Securities.

            6.  Voting and Conversion Rights.
                ----------------------------

                        (a) Voting Rights. So long as any share of Series A Preferred Stock remain outstanding, in addition to the rights specified in Section 4(b) hereof, except as otherwise required by law: (i) the holders of shares of Series A Preferred Stock shall be entitled to vote on and to approve as a separate class (with no other stockholders voting) all matters that adversely impact the rights, value, ranking or preferences of the Series A Preferred Stock; and (ii) the holders of Series A Preferred Stock, voting as a separate class (with no other stockholders voting), shall be entitled to elect two directors to the Board.

                        (b) Approval by Holders of Series A Preferred Stock. The
            Corporation shall not, so long as any shares of Series A Preferred Stock remain outstanding, without the prior written consent of Ben Nadorf acting on behalf of the holders of Series A Preferred Stock (but if Ben Nadorf is Unavailable, David Shechet, but if David Shechet is Unavailable, holders of at least a majority of the outstanding shares of Series A Preferred Stock):

                        (i) in any manner authorize, create or issue (A) any class or series of capital stock ranking, in any respect, including, without limitation, as to payment of dividends, distribution of assets or redemptions, senior or pari passu to the Series A
                                    Preferred  Stock,  or  which  in any  manner
                                    adversely affects the rights and preferences
                                    of the holders of Series A Preferred  Stock;
                                    or (B) any  shares of any class or series of
                                    any  bonds,   debentures,   notes  or  other
                                    obligations convertible into or exchangeable for, or having optional rights to purchase, any series of capital stock ranking, either as to payment of dividends, distribution of assets or redemption, senior to the Series A Preferred Stock or which adversely affects the rights or preferences of the holders of Series A Preferred Stock;

                        (ii) alter or change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Series A Preferred Stock in a manner adverse to the holders thereof;

                        (iii) reclassify the shares of Common Stock or any other shares or any class or series of capital stock hereafter created junior to the Series A Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemptions, prior to or on parity with the Series A Preferred Stock, or (B) which adversely affects the rights of the holders of Series A Preferred Stock;

                        (iv) amend any provision of the Corporation's Certificate of Incorporation or by-laws in a manner adverse to the holders of the Series A Preferred Stock;

                        (v) issue any additional shares of Series A Preferred Stock in addition to those shares when the Series A Preferred Stock were initially issued;

                        (vi) incur debt in excess of $100,000, other than in the ordinary course of business; provided, however, that the Corporation may incur such debt in excess of $100,000 in order to redeem outstanding shares of Series A Preferred Stock or to pay dividends;

                        (vii) enter into any new transactions with officers and directors or stockholders who beneficially own more than five percent of the outstanding shares of Common Stock of the Corporation;

                        (viii) purchase or acquire, directly or indirectly, in one or a series of related transactions, other than in the ordinary course of business, any capital asset which, individually, requires the payment of at least $100,000;

                        (ix) lease any capital asset requiring payment of at least $100,000 per annum;

                        (x) hire an employee with a per annum salary of, or grant any such employee a bonus or stock option valued at, $100,000 or more;

                        (xi)        hire any  consultants or  professionals  who
                                    were   not   previously   employed   by  the
                                    Corporation which is reasonably anticipated to result in fees of over $100,000; and

                        (xii) amend the employment agreement effective as of January 1, 2000, between the Corporation and George Q Horowitz.

                        (c) Approval by Directors  Nominated by Holders Series A
            Preferred Stock. The Board of Directors of the Corporation shall not, so long as any shares of Series A Preferred Stock remain outstanding, without the consent of both the director nominees of the holders of Series A Preferred Stock, increase the salary of George Q Horowitz on an annual basis, greater than the either (i) 10% or (ii) twice the Cost of Living Allowance (as defined herein), which ever is less. The Cost of Living Allowance shall be equal to the percentage by which the Consumers Price Index for Urban Wage Borrowers and Clerical Workers: New York, N.Y. - Northeastern New Jersey (1982-84 equals 100), as published by the Bureau of Labor Statistics of the United States Department of Labor, shall have increased over the preceding year. If publication of the Consumer Price Index is discontinued, the parties hereto shall accept comparable statistics on the cost of living for the New York, N.Y. - Northeastern New Jersey area as computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties.

                        (d) Default on Redemption. In the event that the Corporation defaults on its obligation to pay any mandatory redemption payment, the holders of Series A Preferred Stock shall be entitled to vote together with and in the same manner and with the same effect as all other classes and series of stock of the Corporation on all actions to be taken by the holders of Common Stock of the Corporation but only through the date on which the Corporation pays the holders of Series A Preferred Stock the mandatory redemption payment that it failed to pay timely. Each holder of shares of Series A Preferred Stock shall be entitled to cast such number of votes in respect of such shares of Series A Preferred Stock as shall equal (rounded to the nearest whole number) the quotient of (i) the aggregate Redemption Value of the shares of Series A Preferred Stock held by such holder divided by (ii) the Fair Market Value of one share of Common Stock of the Corporation.

                        For purposes of this Section  6(d),  "Fair Market Value"
            of the Common Stock means (i) if shares of the Common Stock are listed or admitted for trading on a national securities exchange, the average of the bid and ask prices at the close of each trading day of a share of Common Stock on the Nasdaq Small Cap Market, or the Corporation's then principal trading market, for the 10 consecutive trading days ending on the second business day prior to the applicable Mandatory Redemption Date or (ii) if no such quotations are available for such 10-day period, as determined in good faith by the Board.

                        (e) Conversion  Rights.  No holder of shares of Series A
            Preferred Stock shall possess the right to convert the shares of Series A Preferred Stock into any capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.


            7.  No Pre-emptive Rights.
                ---------------------

                        No  holder of shares  of the  Series A  Preferred  Stock
            shall possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

            8.  Transferability; Registration of Transfer.
                -----------------------------------------
                        The  shares  of  Series  A  Preferred   Stock  shall  be
            transferable, subject to the prior written approval of the Corporation (and compliance with all applicable federal and state securities laws), which approval shall not be unreasonably withheld. The stock certificates representing the shares of Series A Preferred Stock shall be imprinted with legends in substantially the following forms:

                        "TRANSFER  OF  THE   SECURITIES   REPRESENTED   BY  THIS
                        CERTIFICATE REQUIRES THE PRIOR WRITTEN CONSENT OF THE CORPORATION."

                        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONALLY, AS PART OF THE TERMS AND CONDITIONS OF THE ISSUANCE OF THIS CERTIFICATE, THIS SECURITY CANNOT BE TRANSFERRED WITHIN ONE YEAR OF THE DATE HEREOF."

                        The  Corporation  shall keep at its  principal  office a
            register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date such certificate issued and the surrendered certificate is canceled. All transfer taxes, if any, payable as a result of such transfer shall be paid by the holder of the surrendered certificate at the time of delivering the certificate for transfer or promptly upon receipt of a written request of the Corporation for payment. No transfer shall be recorded in the register until all transfer taxes, if any, have been paid.

            9.  Replacement.
                -----------

                        Upon receipt of evidence reasonably  satisfactory to the
            Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor or investment fund, its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date such certificate is issued and such lost, stolen, destroyed or mutilated certificate is canceled.

            10.  Definitions.
                 -----------

                        "Common  Stock" means the  Corporation's  common  stock,
            $.002 par value, and any other capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                        "Disability"  means  that due to  illness,  accident  or
            other physical or mental incapacity, the Board of the Directors of the Corporation has in good faith determined that an individual is unable to render the decision required of him under this Certificate of Designation.

                        "Junior  Securities"  means any  capital  stock or other
            equity securities of the Corporation, except for the Series A Preferred Stock and any shares of any other class or series of Preferred Stock authorized pursuant to the Certificate of Incorporation which rank senior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise (as the case may be).

                        "Mandatory  Redemption Date" as to any share of Series A
            Preferred Stock means the 31st of December of each year so long as any shares of Series A Preferred Stock remain outstanding beginning with December 31, 2001.

                        "Merger  Agreement" refers to that certain Agreement and
            Plan of Merger dated August 21, 2000 by and among Everlast World's Boxing Headquarters Corp., Everlast Holding Co., Active Apparel Group, Inc., Active Apparel New Corp, and the shareholders listed in
            Schedule I thereof.

                        "Net After Tax  Profits"  shall be the net income  after
            tax of AAGP after this Merger, computed in accordance with generally accepted accounting principles, for any fiscal year ending December 31, but (i) adding back, in their entirety without regard to any tax provisions, the following accounts (x) the goodwill amortization as it relates to this Merger, and (y) the compensation related to the granting and the exercise of stock options under AAGP's employee option plans; and (ii) multiplying by a fraction, the numerator of which is the number of days in the fiscal year when any share of Series A Preferred Stock is outstanding and the denominator is the number of days in the whole year; provided, however, that the denominator for the fiscal year ending December 31, 2000 shall be equal to the number of days between the date of issuance of the shares of Series A Preferred Stock and the earlier of the date when the shares of Series A Preferred Stock are fully redeemed or December 31, 2000.

                        "Outstanding  Redeemable  Percentage"  is the  aggregate
            Redemption   Value  of  the  shares  of  Series  A  Preferred  Stock
            outstanding as of January 1st of the fiscal year for which redemption is being computed divided by $45,000,000.

                        "Person"   means  an  individual,   a   partnership,   a
            corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                        "Redemption  Value" of any  share of Series A  Preferred
            Stock as of any particular date shall be equal to $1,000.00, subject to adjustment for any stock splits, dividends or recapitalization.

                        "Unavailable"  means  the  death  or  Disability  of the
            individual.

            11.  Amendment and Waiver.
                 --------------------

                        No amendment, modification or waiver shall be binding or
            effective with respect to any provision of Sections 1 to 11 without the prior written consent of the Corporation and the holders of at least a majority of the shares of Series A Preferred Stock outstanding at the time such action is taken.

                 [The rest of this page is intentionally blank]

            IN WITNESS WHEREOF, Everlast Worldwide Inc. (f/k/a Active Apparel Group, Inc.) has caused this Certificate of Designation to be executed this 24th day of October, 2000.



                                     ACTIVE APPAREL GROUP, INC.


                                     /s/ George Q Horowitz
                                     ------------------------------------------
                                     Name: George Q Horowitz
                                     Title: Chairman of the Board,
                                            Chief Executive Officer
                                            & President



Attest: /s/ Angelo Giusti
       ----------------------------------
            Name:  Angelo Giusti
            Title:  Secretary